 July 31, 2015  2Q 2015Earnings Conference Call  Exhibit 99.1

 Safe Harbor Statement  This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following: Increasing competition in the communications industry; andA complex and uncertain regulatory environment.A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

 Use of Non-GAAP Financial Measures  Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

 Chris FrenchPresident and CEO

 Second Quarter 2015 Highlights  Net Income Growth – Q2’15 v. Q2’14Increased 21.6% over Q2’14 to $10.5 millionAdjusted OIBDA increased 12.7% to $37.2 millionRevenue Growth Revenue grew 5.3% over Q2’14 to $85.7 millionCustomer Growth 6/30/14 6/30/15 ChangeWireless 415,849 441,923 +26,074Cable (RGUs) 116,221 123,390 +7,169

 Wireless Highlights  PCS Customers (000s)  Postpaid Growth Postpaid customers up 6.8% over last 12 monthsPrepaid GrowthPrepaid customers up 5.3% over last 12 monthsOperating Income IncreaseImprovement of $1.7 million, or 9.7%

 Cable Highlights  Revenue GrowthOperating revenues $24.2 million, growth of 15.9% over Q2’14Q2’15 Adjusted OIBDA $5.7 million, up 46.0% from Q2’14123,390 RGUs at Q2’15, up 6.2% over Q2’14  Cable OIBDA (in millions)  Cable RGUs

 Other Highlights  Wireline and Cable -Fiber lease revenues of $8.5 million, up 6.0% from Q2’14154 towers generated $1.6 million of OIBDA, down 3.9% over Q2’15  Mobile Tower OIBDA ($ thousands)  *Includes both Affiliate and Non-affiliate revenues  *Fiber Lease Revenue (in millions)

 Adele SkolitsVP of Finance and CFO

 Profitability  Consolidated Results($ in thousands, except per share amounts)     6/30/14     6/30/15    Change  Operating Income   $ 15,793     $ 18,750    19%                  Net Income    $ 8,615      $ 10,474     22%                  Earnings Per Share: Basic Diluted  $ 0.36$ 0.35       $ 0.43 $ 0.43    19%23%   For the Quarter Ended:___

 Profitability  Adjusted OIBDA ($ thousands)

 Adjusted OIBDA by Segment ($ millions)

 Wireless Segment – Change in Adjusted OIBDA Q2’15 vs. Q2’14 ($ millions)

 Cable Segment – Change in Adjusted OIBDA Q2’15 vs. Q2’14 ($ millions)

 Earle MacKenzieEVP and COO

 Postpaid Customer Growth  PCS Postpaid Customers (000s)

 Postpaid Customer Additions  Net Additions - Postpaid  Gross Additions - Postpaid  Net adds of 5,414 in Q2 2015 versus 2,648 in Q2 2014Shentel-controlled channels produced 36% of gross adds in Q2 2015 and 47% in Q2 2014Q2 2015 churn of 1.40%, down from 1.60% in Q2 2014  Postpaid Churn

 Billed Revenue per Customer Down; Data Usage Increasing  Gross Billed Service Revenue per Postpaid User – Data & Voice 1  1 – Before Service credits, bad debt, Sprint Nextel fees.

 PCS Revenues  Gross Billed Revenues - Postpaid ($ millions)  *

 PCS Prepaid Statistics  Gross Additions (000s)  Cumulative Customers (000s)    *The losses of customers in Q2’14 and Q2’15 largely relate to more stringent governmental requirements for customers renewing their eligibility for the government subsidized Assurance program.

 PCS Prepaid Statistics  Churn %  Average Gross Billed Revenue

 Network Statistics at 6/30/15  546 Cell Sites94% have a second LTE carrier at 800 MHz166 sites have three carriers, including a second carrier at 1900 MHzTraffic 86% of data traffic is on LTE, with 34% on 800 MHzAverage speeds of approximately 5 MbpsData usage grew 11% in Q2’15Average customer uses approximately 4.0 GB per monthDropped calls - 0.6%Blocked calls - 0.3%

 Cable - RGU Growth by Quarter  Customers   69,889(1)   71,302  71,298  72,192  71,469(1)  RGU's/Customer   1.66   1.69  1.71  1.72  1.73  College students disconnect during summer

 Increasing Average Monthly Cable Revenue  Average Monthly Revenue per RGU  Average Monthly Revenue per Customer*  *Average monthly revenue per video subscriber was $124.32 and $147.12 for Q2 2014 and Q2 2015, respectively.

 Key Operational Results – Cable*  *Excludes cable operations in Shenandoah County, VA which are included in the Wireline segment.

 Key Operational Results - Wireline  Access line loss of 1.0% in past 12 monthsBroadband penetration in LEC area at 59.5%Total connections at 6/30/15 of 34.5 thousand5,473 video subscribers at 6/30/15  Access lines (000s)  DSL Customers (000s)

 Wireline and Cable Fiber Sales ($ millions)  *Amounts shown represent the total contract value. Contract Terms range from 36 to 120 months.   New External Fiber Lease Contracts*

 Investing in the Future  Capex Spending ($ millions)  * Accounts payable at December 31, 2013 and 2012 included $6.5 million and $24.7 million associated with PCS Network Vision capital expenditures.  2015 Capex Budget:33% Network Capacity30% Network Maintenance20% Network Expansion17% Success-Based

 Q&A

 Appendix

 Non-GAAP Financial Measures – Billed Revenue per Prepaid & Postpaid Subscriber  Calculation of Billed revenue per subscriber = Gross billed revenue / Average subscribers / 3 months

 Postpaid PCS Customers Top Picks Q2 2015  Top Service Plans – 54% of Gross Adds  Top Devices – New Activations – All Channels  Family Unlimited, Talk/Text/Data   20%  Unlimited, Talk/Text   11%  $50 Unlimited Plan   10%  Unlimited, My Way   7%  Data Share, Unlimited Talk/Text   6%  iPhone  36%  Samsung Galaxy S  21%  LG G PadLG G3  9%7%  Smartphones made up 81% of the Postpaid base in Q2’15, up from 80% in Q1’15 and 77% in Q2’14.

 iPhone Statistics – Q2’15  36% of Q2 Gross Adds31% of iPhones were sold or upgraded in Shentel-controlled channels37.3% of 6/30/15 Postpaid customers had the iPhone, up from 36.5% at 3/31/15 and 31.6% at 6/30/14.iPhone Base – 6/30/1543% iPhone 5, 5C & 5S40% iPhone 6, 6 Plus17% iPhone 4 & 4S

 Non-GAAP Financial Measure – Average Monthly Cable Revenue

 Key Operational Results – Mobile Company  Mobile Tower Revenue ($ millions)  Towers and Leases